Exhibit 99.1

        SOFTWARE ACQUISITION GROUP INC. III

        1980 Festival Plaza Drive, Ste. 300

        Las Vegas, Nevada 89135

        NOTICE OF SPECIAL MEETING IN LIEU OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS

        TO BE HELD ON [●], 2022

P R O X Y

The undersigned hereby appoints Jonathan Huberman and Mike Nikzad, and each of them (with full power to act alone), proxies and attorneys-in-fact, each with the power of substitution and revocation, and hereby authorizes each to represent and vote, as designated on the reverse side, all the shares of common stock of Software Acquisition Group Inc. III (“SWAG”) held of record by the undersigned at the close of business on July 22, 2022 at a special meeting in lieu of the 2022 annual meeting of stockholders of SWAG to be held at [●] a.m. prevailing Eastern Time, on [●], 2022, in virtual format (the “Special Meeting”). You are cordially invited to attend the Special Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 7.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held on [●], 2022.

This notice of Special Meeting and the accompanying proxy statement/prospectus are available at: [●]

SOFTWARE ACQUISITION GROUP INC. III — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 7,				Please mark vote as indicated in this example		☒

(1) The Business Combination Proposal — To consider and vote upon a proposal (the “Business Combination Proposal”) to approve the Agreement and Plan of Merger, dated as of February 14, 2022 (as amended on April 20, 2022 and as it may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), by and among SWAG, Nuevo Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of SWAG (“Merger Sub”), and Branded Online, Inc. (d/b/a Nogin), a Delaware corporation (“Nogin”), and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into Nogin, with Nogin surviving the merger as a wholly owned subsidiary of SWAG (the “Merger” or the “Business Combination”);

FOR ☐	AGAINST ☐	ABSTAIN ☐

(5) The Nasdaq Proposal — To consider and vote upon a proposal (the “Nasdaq Proposal”) to approve, for purposes of complying with applicable listing rules of Nasdaq: (i) the issuance of shares of SWAG Class A Common Stock to Nogin Stockholders pursuant to the Merger Agreement; (ii) the issuance of shares of SWAG Class A Common Stock pursuant to the conversion of SWAG Class B Common Stock; (iii) the potential future issuance of shares of SWAG Class A Common Stock to certain investors (the “PIPE Investors”) in connection with the PIPE Investment, pursuant to SWAG’s agreements to issue to the PIPE Investors (x) up to an aggregate principal amount of $75 million of 7.00% Convertible Senior Notes due 2026 (the “Convertible Notes”) convertible into shares of SWAG Class A Common Stock and (y) for no additional consideration, an aggregate of 1.5 million warrants (the “PIPE Warrants”) with each whole PIPE Warrant entitling the holder thereof to purchase one share of SWAG Class A Common Stock; and (iv) the potential future issuance of shares of the Post-Combination Company, reflecting the portion of transaction fees to be settled in shares of the Post-Combination Company in lieu of cash to Stifel Nicolaus & Company, Incorporated, Jefferies LLC and J. Wood Capital Advisors LLC for their respective engagements with Nogin and SWAG if SWAG Public Stockholders redeem 80% or more of their Public Shares;

				FOR ☐	AGAINST ☐	ABSTAIN ☐

(2) The Charter Approval Proposal — To consider and vote upon a proposal (the “Charter Approval Proposal”) to adopt the Second Amended and Restated Certificate of Incorporation (the “Proposed Charter”);

FOR ☐	AGAINST ☐	ABSTAIN ☐

(3) The Governance Proposal — To consider and act upon, on a non-binding advisory basis, a separate proposal (the “Governance Proposal”) with respect to certain governance provisions in the Proposed Charter in accordance with United States Securities and Exchange Commission requirements;

FOR ☐	AGAINST ☐	ABSTAIN ☐

(4) The Director Election Proposal — To consider and vote upon a proposal (the “Director Election Proposal”) to elect seven directors to serve on the Board of Directors of the Post-Combination Company (the “Board”) until the 2023 annual meeting of stockholders, in the case of Class I directors, the 2024 annual meeting of stockholders, in the case of Class II directors, and the 2025 annual meeting of stockholders, in the case of Class III directors, and, in each case, until their respective successors are duly elected and qualified;

FOR ☐	AGAINST ☐	ABSTAIN ☐
			(6) The Incentive Plan Proposal — To consider and vote upon a proposal (the “Incentive Plan Proposal”) to approve and adopt the Incentive Plan; and	FOR ☐	AGAINST ☐	ABSTAIN ☐

(7) The Adjournment Proposal — To consider and vote upon a proposal (the “Adjournment Proposal” and, each of the Business Combination Proposal, the Charter Approval Proposal, the Governance Proposal, the Nasdaq Proposal, the Director Election Proposal, the Incentive Plan Proposal, and the Adjournment Proposal, each a “Proposal” and collectively, the “Proposals”) to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Approval Proposal, the Director Election Proposal, the Nasdaq Proposal or the Incentive Plan Proposal.

				FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2022

Signature

(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.